SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by Registrant   [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement (Revised)
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14-11(c) or Section 2

                       Composite Northwest 50 Fund, Inc.
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i) or
     Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and

     1)  Title of each class of securities to which transaction applies:

         --------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         --------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------
     5)  Total Fee Paid:

         --------------------------------------------------------------

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify filing for which the offsetting fee was paid previoously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

        ---------------------------------------------------------------

    2)  Form, Schedule or Registration Statement No.:

        ---------------------------------------------------------------
    3)  Filing Party:

        ---------------------------------------------------------------
    4)  Date Filed:

        ---------------------------------------------------------------

                       COMPOSITE NORTHWEST 50 FUND, INC.
                        601 West Main Avenue, Suite 801
                         Spokane, Washington 99201-0613
                            Telephone (509) 353-3550
                            Toll free (800) 543-8072

Dear Shareholder:

Composite Northwest 50 Fund, Inc. will hold a special meeting of shareholders on December 15, 1995 at the offices of the Fund to consider the recommendation of Composite Research & Management Co. (the "Adviser"), to change the manner in which the Fund intends to meet its fundamental investment objectives. As you know, your Fund currently invests its assets according to the composition of the Northwest 50 (R) Index. Common stocks included in the Fund, and their relative weightings, are based entirely on the representation within the Index.

The Adviser believes that the Fund has been able to meet its investment objectives and provide a reasonable total return to its shareholders since its formation in 1986. The Adviser now believes, however, that continued linkage to the Northwest 50(R)Index will increasingly constrain portfolio managers in the selection of securities of Northwest companies. At present, if a company is included in the Index (and thus, the Fund) it cannot be removed unless the company ceases to be a Northwest company or its viability is in doubt. New companies are added to the Index only when existing Index companies are removed. The Adviser is also limited as to the selection and weighting of industry sectors in which the Fund may invest.

We believe that our managers should have greater flexibility to make changes in the Fund, allowing them to adjust the portfolio for prevailing market conditions. We feel the potential for capital appreciation will be enhanced by providing our Adviser the ability to carefully choose common stocks from a broader selection of Northwest companies. The proposal is fully explained in the attached proxy material.

Thank you for your continued confidence in our Fund. We look forward to serving your investment needs in the years to come.

William G. Papesh
President
October 31, 1995

  YOUR VOTE IS IMPORTANT! WE WOULD APPRECIATE YOUR PROMPT VOTE, SIGNATURE, AND RETURN OF THE ENCLOSED PROXY, WHICH WILL HELP AVOID THE ADDITIONAL EXPENSE OF A SECOND SOLICITATION. THE ENCLOSED POSTAGE PREPAID ENVELOPE IS INTENDED FOR YOUR CONVENIENCE.

                       COMPOSITE NORTHWEST 50 FUND, INC.
                        601 West Main Avenue, Suite 801
                         Spokane, Washington 99201-0613
                            Telephone (509) 353-3550
                            Toll free (800) 543-8072

                                   Notice of
                        Special Meeting of Shareholders
                          to be held December 15, 1995

A special meeting of shareholders of Composite Northwest 50 Fund, Inc. (the "Fund"), will be held at the above address on December 15, 1995, at 3:30 p.m. to consider and take action on the following:

(1) To authorize investment in common stocks of companies, including real estate investment trusts, located or having business operations in five Northwest states without regard to their representation in the Northwest 50(R) Index.

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record on October 9, 1995, will be entitled to vote at the meeting. The favorable vote of a majority of the outstanding shares of the Fund is required to approve the proposal. The meeting has been called by the Board of Directors of the Fund in accordance with the bylaws.

John T. West
Secretary

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Composite Northwest 50 Fund, Inc. (the "Fund") to be used at the special meeting of shareholders to be held in the third floor conference room at 601 West Main Avenue, Spokane, Washington on December 15, 1995, for the purpose set forth in the accompanying notice. If the enclosed form of proxy is executed and returned, it may be revoked prior to its exercise by a signed written notice filed with the Fund or with its transfer agent, Murphey Favre Securities Services, Inc., at the above address or delivered at the special meeting.

Accompanying this statement is a notice of the special meeting of shareholders and a form of proxy for such meeting solicited by the Board of Directors. THE FUND'S MOST RECENT ANNUAL REPORT AND SUBSEQUENT SEMI-ANNUAL REPORT ARE AVAILABLE WITHOUT CHARGE BY CONTACTING THE FUND AT THE LOCATION OR PHONE NUMBER ON THE COVER PAGE OF THIS PROXY STATEMENT. This proxy statement was mailed to shareholders on or about October 31, 1995.

Where a shareholder has specified a choice on the proxy with respect to proposal
(1), the shares will be voted accordingly. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE FUND. UNLESS SPECIFIC INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE ACTIONS REFERRED TO IN PROPOSAL (1).

The close of business on October 9, 1995, has been fixed as the date on which the record of shareholders entitled to vote at the meeting will be taken. There were 9,451,752 shares outstanding at that time.

So far as is known to the Fund or its management, no person owned of record or beneficially on the record date as much as 5% of the outstanding capital stock of the Fund. Each share outstanding on the record date will be entitled to one vote at the meeting.

All items in the proxy have been approved by the Board of Directors and no director has given notice of dissent from any of the items to be voted thereon. Management at this time does not intend to bring any other matters before the meeting and does not know of any other matters which will be brought before the meeting by others. However, in the event any business not mentioned in the proxy statement properly comes before the meeting, then the shareholder authorizes the persons named in the proxy to vote either for or against the questions according to their judgment on such matters.

The Fund will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by use of the mails, some of the Fund's officers and regular employees of Murphey Favre, Inc. (the "Distributor") may solicit proxies personally or by telephone from shareholders at a cost not exceeding out-of-pocket expense. The cost of such additional solicitation made otherwise than by use of the mails is estimated at not more than $100 and is to be paid by the Distributor.

The enclosed form of proxy contains spaces in which you may insert instructions as to the way your shares are to be voted on proposal (1). In order that your shares may be represented at the meeting, you are requested to complete the proxy and return it in the envelope enclosed for your convenience, which requires no United States postage.

  PROPOSAL NO. 1  AUTHORIZATION TO INVEST IN COMMON STOCKS OF
                  COMPANIES, INCLUDING REAL ESTATE INVESTMENT
                  TRUSTS ("REITs"), LOCATED OR HAVING
                  BUSINESS OPERATIONS IN FIVE NORTHWEST STATES
                  WITHOUT REGARD TO THEIR REPRESENTATION IN THE NORTHWEST 50(R) INDEX.

The Fund's fundamental investment objective currently states that the Fund will invest in a portfolio based on the Northwest 50(R) Index (the "Index"), of 50 common stocks selected from companies doing business or located in the Pacific Northwest (Alaska, Idaho, Montana, Oregon, and Washington).

Composite Research & Management Co. (the "Adviser") has recommended changing the Fund's investment objective and policies to allow for investments in common stocks of Northwest companies, including real estate investment trusts, without regard to the Index. The Board of Directors has accepted and agreed with this recommendation. IF APPROVED, THE FUND'S FUNDAMENTAL INVESTMENT OBJECTIVE WOULD BE TO SEEK LONG-TERM GROWTH OF CAPITAL THROUGH INVESTMENTS IN THE COMMON STOCKS OF COMPANIES LOCATED OR HAVING BUSINESS OPERATIONS IN FIVE NORTHWEST STATES:
ALASKA, IDAHO, MONTANA, OREGON, OR WASHINGTON. Directors then would change the Fund's name to Composite Northwest Fund, Inc.

A team of investment professionals manages the Fund. Members of the team are Jeffrey D. Huffman, CFA; Philip M. Foreman, CFA; and David W. Simpson, CFA. Mr. Huffman has 11 years of continuous investment experience and has been employed by the Adviser since January 1995. Mr. Foreman has been employed by the Adviser since November 1991 and has 11 years of continuous investment experience. Mr. Simpson has been employed by the Adviser since March 1993 and has 10 years of continuous investment experience. Mr. Simpson is primarily responsible for managing the Fund.

Presently the Fund's portfolio is comprised solely of common stocks in the Index without analyzing the investment prospects of those securities having been analyzed. Because the Index composition is determined by the Adviser, the Fund is not technically considered an index fund although it operates in that manner. The current investment objective does not allow for changes to the Index (and thus, the Fund) unless a company in the Index no longer qualifies as a Northwest company, or becomes so financially troubled that its viability is in question. Because of this structure, the Adviser is unable to invest in certain industry segments or companies deemed to be attractive investment opportunities.
Furthermore, the Index has a market capitalization component that causes companies with larger market capitalizations to have larger weightings. As a result, the performance of the Fund tends to be weighted toward the performance of the larger capitalization companies in the Index. The Adviser is unable to significantly adjust these weightings in the Fund even if it anticipates superior performance from some of the smaller capitalization companies. While smaller company stocks may involve greater risks than those of larger, more mature issuers and their prices may fluctuate to a greater degree, they also can potentially offer greater opportunities for capital appreciation.

The Adviser believes that it is desirable for the Fund to invest its assets in common stocks selected on the basis of the Adviser's careful analysis. This proposed change would provide the Fund flexibility. Under normal circumstances, all of the Fund's portfolio, other than temporary investments of cash reserves, would continue to be invested in common stocks of companies, including real estate investment trusts ("REITs"), located or having business operations in the above mentioned states. At least 65% of the Fund's total assets will be invested in companies whose principal executive offices are located in the Northwest. By utilizing investment management techniques, the Adviser would be able to adjust the Fund's portfolio to various market conditions in the Northwest region. The Adviser intends to select stocks based on a variety of criteria, including the Adviser's expectations regarding earnings growth, valuation parameters, and other subjective considerations including balance sheet composition, the quality of management, and competitive position. A REIT is a corporation or trust that combines the capital of many investors to acquire or provide financing for all forms of commercial real estate. It is organized in a manner similar to a mutual fund and the REIT, itself, is exempt from corporate taxation under federal law and under the state income tax laws of most states. Consequently, the income received by a REIT can be distributed to its shareholders (including the Fund if an investment was made) without double taxation. Factors influencing the investment performance of REITs include the profitability of properties owned, amount of leverage, and amount of cash flow generated and paid out.

The Fund is classified as "non-diversified" according to the Investment Company Act of 1940 (the "Act"). If the proposal is adopted, management currently intends to change the composition of the portfolio in such a way as to cause the Fund to become "diversified" within one year. This means that at least 75% of the value of the Fund's total assets would be represented by qualified securities, cash and cash items, and U.S. government securities. For the purposes of this calculation, "qualified securities" are securities limited with respect to any one issuer (at time of purchase) to an amount not greater in value than 5% of the value of the Fund's total assets nor more than 10% of the issuer's outstanding voting securities.

Because the Fund mirrors the Index, it has a low portfolio turnover rate; this rate is calculated by dividing the lesser of purchases or sales of securities, other than short-term securities, by the average of such securities over a given period. The Adviser expects that the Fund's portfolio turnover rate will increase if the proposal is approved. The Fund would not trade securities for short-term profits but, if circumstances warrant, securities may be sold without regard to the length of time held. The Adviser cannot accurately predict the Fund's annual portfolio turnover rate but generally expects it to be below 100%. The rate of turnover will not be a limiting factor when the Fund deems it desirable to sell or purchase securities.

An increased portfolio turnover rate could cause the Fund to realize greater capital gains than it has experienced since its inception. Since the Fund is required to distribute any net capital gains to shareholders, there could be an increase in the income tax impact to shareholders as a result of higher portfolio turnover. Capital gains in excess of capital losses are generally taxable to shareholders in the year distributed regardless of whether they are received in cash or invested in additional shares of the Fund. Capital gain distributions received in a tax deferred account, such as an individual retirement account or a qualified retirement plan, would generally not be subject to income tax until withdrawn from the account.

REQUIRED VOTE

Approval of the proposal requires the affirmative vote of a majority of the shares entitled to vote as defined by the Investment Company Act of 1940, which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund on record date (October 9, 1995), or (2) 67% or more of the shares present at a meeting if more than 50% of the outstanding record date shares are represented at the meeting in person or by proxy. If shareholders do not approve the proposal, the Adviser will continue to operate the Fund in accordance with its present investment policies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS AUTHORIZE A CHANGE IN INVESTMENT OBJECTIVES BY APPROVING THE SELECTIVE INVESTMENT IN COMMON STOCKS OF COMPANIES, INCLUDING REAL ESTATE INVESTMENT TRUSTS ("REITs"), LOCATED OR HAVING BUSINESS OPERATIONS IN FIVE NORTHWEST STATES WITHOUT REGARD FOR THEIR REPRESENTATION IN THE NORTHWEST 50(R) INDEX.

ADDITIONAL INFORMATION

Because Composite Research & Management Co., Murphey Favre and Murphey Favre Securities Services are subsidiaries of Washington Mutual, Inc., those companies might be considered affiliates of Washington Mutual, Inc. as that term is used in the Banking Act of 1933, popularly known as the Glass-Steagall Act. In a Statement of Policy dated September 1, 1982, the board of directors of the Federal Deposit Insurance Corporation concluded that the Glass-Steagall Act does not prohibit insured non-member banks (which would include Washington Mutual, Inc.) from establishing an affiliate relationship with subsidiaries (which would include Composite Research, Murphey Favre and Murphey Favre Securities Services) engaging in a broad range of securities activities. Legal counsel for Washington Mutual, Inc. and the Fund have advised the Fund that the relationship between the companies and Washington Mutual, Inc. does not result in an adverse impact upon the normal investment adviser, distributor and transfer agent functions of those three companies. If changes in federal statutes, new or modified administrative rules, regulations or policies, or court decisions involving the Glass-Steagall Act should indicate that adverse consequences to the Fund may result from the relationship of the companies with Washington Mutual, Inc., then directors of the Fund would be obligated to consider termination of the Investment Management Agreements, the Distribution Contracts, and the Shareholders Service Contracts.

The directors of the Adviser are Kerry K. Killinger, president, chairman of the board and chief executive officer of Washington Mutual, Inc.; Craig E. Tall, executive vice president of Washington Mutual, Inc.; William G. Papesh, president of the Adviser; Gene G. Branson, executive vice president of the Adviser; and Douglas D. Springer, president of the Distributor. All of the directors of the Adviser also serve as directors for both Murphey Favre and Murphey Favre Securities Services (the Distributor and the Transfer Agent, respectively).

SUBMISSION OF CERTAIN PROPOSALS

The Fund does not hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Fund, 601 West Main Avenue, Suite 801, Spokane, WA 99201-0613.

OTHER BUSINESS

As far as is known, no other business than that referred to above will be acted upon at the coming meeting. If any other business is presented for action at the meeting, it is intended that proxies will be voted on such matters in accordance with the judgment of the persons acting under such proxies.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

                                     PROXY

COMPOSITE NORTHWEST 50 FUND, INC.
               (1) To authorize investment in commons stocks of
                   companies, including real estate investment trusts, located or having business operations in five Northwest states without regard to their representation in the Northwest 50(R) Index.

                         FOR           AGAINST          ABSTAIN
                            ---------         ---------         -----------
                    This proxy is solicited for the Board of Directors of the Fund which recommends a vote "FOR" the proposal.

Please by sure to sign and date this Proxy.    Date

          ----------------------        ----------------------
          Shareholder sign here         Co-owner sign here

                                                   RECORD DATE SHARES:

                                     (over)


                                     [FRONT]

-------------------------------------------------------------------------------

                                      [BACK]


Please vote promptly!

Your vote is needed! Please vote on the reverse side of this form, sign in the space provided and return your completed proxy in the enclosed envelope today.

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the costs of additional mailings.

The signers of this proxy hereby appoint William G. Papesh, Leland J. Sahlin, John T. West or _____________ and each of them, proxies with full power of substitution, to vote (according to the number of votes which the signer would be entitled to cast if then personally present) at the shareholder meeting to be held December 15, 1995, including adjournments.

This proxy will be voted as specified here by you. If no specification is made, the proxy will be voted for the proposals set forth on this proxy. Signatures should agree with the names appearing on the reverse. When signing as attorney, executor, administrator, trustee, or guardian, please indicate capacity in which you are acting.